RAMPART CAPITAL CORPORATION

              RESTATED ARTICLES OF INCORPORATION
                                (with amendments)

                                   ARTICLE ONE

Rampart Capital Corporation, pursuant to Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provisions thereof.

                                   ARTICLE TWO

The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

ARTICLE THREE relating to the purposes of the Corporation is amended to read as follows:

                                  "ARTICLE III

                                    PURPOSES

         The purpose or purposes for which the corporation is organized are:

         To transact any and all lawful businesses for which a corporation may be incorporated under the Texas Business Corporation Act, as currently in effect or hereafter amended, to have and exercise all of the powers conferred by the laws of the State of Texas upon corporations formed under the Texas Business Corporation Act, and to do any or all of the things herein set forth to the same extent as natural persons might or could do; provided, however, that nothing stated herein shall authorize this Corporation to be organized for or to transact any business in the State of Texas that is prohibited by any laws of the State of Texas, as now existing or hereafter amended, enacted, or by these Articles."

ARTICLE FOUR relating to the capitalization of the Corporation is hereby amended to read as follows:

                                   "ARTICLE IV

                                  CAPITAL STOCK

         Section 1. The Corporation shall have authority to issue two classes of capital stock, designated "Common Stock" and "Preferred Stock," respectively. The aggregate number of shares of Common Stock authorized to be issued is ten million (10,000,000) shares with a par value of one cent ($0.01) per share. The aggregate number of shares of Preferred Stock authorized to be issued is ten million (10,000,000) shares with a par value of one cent ($0.01) per share.

         Section 2. Each share of Common Stock shall have one vote on each matter submitted to a vote of shareholders. Cumulative voting is expressly prohibited and denied in all elections of directors of the Corporation. Each holder of shares of capital stock of the Corporation entitled to vote at the election of directors shall have the right to vote, in person or by proxy, all or any portion of such shares for or against each individual director to be elected and shall not be entitled to vote for or against any one director more that the aggregated number of shares held by such holder which are entitled to vote on the election of directors. With respect to any action to be taken by the shareholders of the Corporation as to any matter, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the shareholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action.

         Section 3. The Preferred Stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without the necessity of shareholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full, limited, or no voting powers or more than one vote per share) and such designations, powers, preferences, and relative participating optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The Board of Directors, in such resolution or resolutions, may increase or decrease the number of shares within each such series; provided however, the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

         Section 4. The Board of Directors shall have the power and authority at any time and from time to time without the necessity of shareholder approval to issue, sell, or otherwise dispose of any authorized and unissued shares of any class of stock of the Corporation to such persons or parties, including the holders of any class of stock, for such consideration (not less than the par value thereof) and upon such terms and conditions as the Board of Directors in its discretion shall deem to be in the best interests of the Corporation.

         Section 5. No shareholder of the Corporation or any other person shall be entitled to any preemptive or preferential right whatsoever to acquire, purchase or subscribe for (i) any additional or unissued shares or treasury shares of the Corporation, (ii) any securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation, or (iii) any other securities of the Corporation, provided, however, that nothing in this section shall restrict or prohibit the Corporation from creating, issuing, offering, distributing, or otherwise granting any warrants, options, rights of first refusal, conversion rights, subscription rights or other rights entitling shareholders or other persons to acquire any shares or other securities of the Corporation; provided, further, that such issuance may not be inconsistent with any provision of law or with any provision of these Articles."

ARTICLE FIVE is hereby amended to read as follows:

                                   "ARTICLE V

                            COMMENCEMENT OF BUSINESS

         The Corporation shall not commence business until it has received for the issuance of its shares consideration of the value of at least one thousand and no/100 dollars ($1,000), consisting of money, labor done or property actually received; provided, however, that failure to comply with the requirements of this Article V shall not affect the validity of any action taken by the Corporation."

A new ARTICLE VI relating to indemnification of officers and directors is added as follows:

                                   "ARTICLE VI

                                 INDEMNIFICATION

         The Corporation shall indemnify any director or officer, or former director or officer of the Corporation, or any person who may have served at its request as a director of officer of another corporation of which this corporation owns shares of capital stock or of which it is a creditor to the fullest extent permitted by the Texas Business Corporation act and as provided in the By-laws of the Corporation."

A new ARTICLE VII relating to adoption and amendment of the By-laws is added as follows:

                                  "ARTICLE VII

                                     BY-LAWS

         The Board of Directors shall adopt the initial By-laws of the Corporation. Except to the extent such power may be modified or divested by action of shareholders representing a simple majority or the issued and outstanding shares of the capital stock of the Corporation taken at a regular or special meeting of the shareholders, the power to adopt, alter, amend or repeal the By-laws of the Corporation shall be vested in the Board of Directors, subject to repeal or change by action of the Corporation's shareholders."

A new ARTICLE VIII relating to interested directors, officers and shareholders is added as follows:
                                  "ARTICLE VIII

       INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS

         Section 1. No contract or transaction between the Corporation and one or more of its directors or officers, or between any corporation, partnership, association or other organization in which one or more of the directors or officers of the Corporation are directors, officers or partners or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of the Corporation or committee thereof that authorizes the contract or transaction, or solely because its or their votes are counted for such purposes, if any one of the following conditions are met:

         (i) The material facts concerning the relationship or interest of the director or officer and the material facts concerning the contract or transaction are disclosed or known to the Board of Directors of the Corporation or the committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or
         (ii) The material facts concerning the relationship or interest of the director or officer and the material facts concerning the contract or transaction are disclosed or are known to the shareholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the shareholders of the Corporation at any annual or special meeting of shareholders called for that purpose; or
         (iii) The contract or transaction is fair to the Corporation at the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof, or the shareholders of the Corporation.

         Section 2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Corporation or of a Committee thereof that authorizes such contract or transaction."

ARTICLE SIX of the Articles of Incorporation relating to the Registered Office and Registered Agent of the Corporation is hereby amended to become ARTICLE IX and to change the registered office and agent of the Corporation as follows:

                                   "ARTICLE IX

            REGISTERED OFFICE AND REGISTERED AGENT

         Section 1. The address of the registered office of the Corporation is 811 Dallas Avenue, Houston, Texas 77002.

         Section 2. The name of the registered agent of the Corporation at that address is C T Corporation System." ARTICLE SEVEN of the Articles of Incorporation relating to directors is hereby amended to become ARTICLE X and to read as follows:

                                   "ARTICLE X

                                    DIRECTORS

         The number of directors of the  Corporation  shall be
fixed  in  the  manner   provided   in  the   By-laws  of  the
Corporation."

                                  ARTICLE THREE

         Each such amendment made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such Restated articles of Incorporation were duly adopted by the shareholders of the Corporation on the 23rd day of December, 1998.

                                  ARTICLE FOUR

The number of shares outstanding was 750; the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 750; the number of shares voted for such Restated articles of Incorporation as so amended was 750; and the number of shares voted against such Restated articles of Incorporation was 0.

                                  ARTICLE FIVE

The amendments to the articles of Incorporation shall not effect a change in the stated capital of the Corporation. No exchange of outstanding shares of the Corporation shall be effected.

                                   ARTICLE SIX

The Articles of Incorporation and all amendments and supplements thereto are superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as above set forth:

              RESTATED ARTICLES OF INCORPORATION
                                (with Amendments)
                                       OF
                           RAMPART CAPITAL CORPORATION

                                    ARTICLE I

                                      NAME

         The  name  of  the  corporation  is  RAMPART  CAPITAL
CORPORATION

                                   ARTICLE II

                                    DURATION

         The period of its duration is perpetual.
                                   ARTICLE III

                                    PURPOSES

         The purpose or purposes for which the corporation is organized are:

         To transact any and all lawful businesses for which a corporation may be incorporated under the Texas Business Corporation Act, as currently in effect or hereafter amended, to have and exercise all of the powers conferred by the laws of the State of Texas upon corporations formed under the Texas Business Corporation Act, and to do any or all of the things herein set forth to the same extent as natural persons might or could do; provided, however, that nothing stated herein shall authorize this Corporation to be organized for or to transact any business in the State of Texas that is prohibited by any laws of the State of Texas, as now existing or hereafter amended, enacted, or by these Articles.

                                   ARTICLE IV

                                  CAPITAL STOCK

         Section 1. The Corporation shall have authority to issue two classes of capital stock, designated "Common Stock" and "Preferred Stock", respectively. The aggregate number of shares of Common Stock authorized to be issued is ten million (10,000,000) shares with a par value of one cent ($0.01) per share. The aggregate number of shares of Preferred Stock authorized to be issued is ten million (10,000,000) shares with a par value of one cent ($0.01) per share.

         Section 2. Each share of Common Stock shall have one vote on each matter submitted to a vote of shareholders. Cumulative voting is expressly prohibited and denied in all elections of directors of the Corporation. Each holder of shares of capital stock of the Corporation entitled to vote at the election of directors shall have the right to vote, in person or by proxy, all or any portion os such shares for or against each individual director to be elected and shall not be entitled to vote for or against any one director more that the aggregated number of shares held by such holder which are entitled to vote on the election of directors. With respect to any action to be taken by the shareholders of the Corporation as to any matter, the affirmative vote of the holders of a majority of the shares of the capital stock of the Corporation entitled to vote thereon and represented in person or by proxy at a meeting of the shareholders at which a quorum is present shall be sufficient to authorize, affirm, ratify or consent to such action.

         Section 3. The Preferred Stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without the necessity of shareholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full, limited, or no voting powers or more than one vote per share) and such designations, powers, preferences, and relative participating optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The Board of Directors, in such resolution, or resolutions, may increase or decrease the number of shares within each such series; provided however, the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued.

         Section 4. The Board of Directors shall have the power and authority at any time and from time to time without the necessity of shareholder approval to issue, sell, or otherwise dispose of any authorized and unissued shares of any class of stock of the Corporation to such persons or parties, including the holders of any class of stock, for such consideration (not less than the par value thereof) and upon such terms and conditions as the Board of Directors in its discretion shall deem to be in the best interests of the Corporation.

         Section 5. No shareholder of the Corporation or any other person shall be entitled to any preemptive or preferential right whatsoever to acquire, purchase or subscribe for (i) any additional or unissued shares or treasury shares of the Corporation, (ii) any securities of the Corporation convertible into pr carrying a right to subscribe to or acquire shares of the Corporation, or (iii) any other securities of the Corporation; provided, however, that nothing in this section shall restrict or prohibit the Corporation from creating, issuing, offering, distributing, or otherwise granting any warrants, options, rights of first refusal, conversion rights, subscription rights or other rights entitling shareholders or other persons to acquire any shares or other securities of the Corporation; provided, further, that such issuance may not be inconsistent with any provision of law or with any provision of these Articles.

                                    ARTICLE V

                            COMMENCEMENT OF BUSINESS

         The Corporation shall not commence business until it has received for the issuance of its shares consideration of the value of at least one thousand and no/100 dollars ($1,000), consisting of money, labor done or property actually received; provided, however, that failure to comply with the requirements of this Article V shall not affect the validity of any action taken by the Corporation."


                                   ARTICLE VI

                                 INDEMNIFICATION

         The Corporation shall indemnify any director or officer, or former director or officer of the Corporation, or any person who may have served at its request as a director of officer of another corporation of which this corporation owns shares of capital stock or of which it is a creditor to the fullest extent permitted by the Texas Business Corporation act and as provided in the By-laws of the Corporation.

                                   ARTICLE VII

                                     BY-LAWS

         The Board of Directors shall adopt the initial By-laws of the Corporation. Except to the extent such power may be modified or divested by action of shareholders representing a simple majority or the issued and outstanding shares of the capital stock of the Corporation taken at a regular or special meeting of the shareholders, the power to adopt, alter, amend or repeal the By-laws of the Corporation shall be vested in the Board of Directors, subject to repeal or change by action of the Corporation's shareholders.

                                  ARTICLE VIII

       INTERESTED DIRECTORS, OFFICERS AND SHAREHOLDERS

         Section 1. No contract or transaction between the Corporation and one or more of its directors or officers, or between any corporation, partnership, association or other organization in which one or more of the directors or officers of the Corporation are directors, officers or partners or have a financial interest, shall be void or voidable solely by reason of such relationship, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of the Corporation or committee thereof that authorizes the contract or transaction, or solely because its or their votes are counted for such purposes, if any one of the following conditions are met:

         (i) The material facts concerning the relationship or interest of the director or officer and the material facts concerning the contract or transaction are disclosed or known to the Board of Directors of the Corporation or the committee thereof in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or
         (ii) The material facts concerning the relationship or interest of the director or officer and the material facts concerning the contract or transaction are disclosed or are known to the shareholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the shareholders of the Corporation at any annual or special meeting of shareholders called for that purpose; or
         (iii) The contract or transaction is fair to the Corporation at the time it is authorized, approved or ratified by the Board of Directors of the Corporation, a committee thereof, or the shareholders of the Corporation.

         Section 2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors of the Corporation or of a Committee thereof that authorizes such contract or transaction.

                                   ARTICLE IX

            REGISTERED OFFICE AND REGISTERED AGENT


         Section 1. The address of the registered office of the Corporation is 811 Dallas Avenue, Houston, Texas 77002.

         Section 2. The name of the registered agent of the Corporation a that address is C T Corporation System.

                                    ARTICLE X

                                    DIRECTORS

         The number of directors of the  Corporation  shall be
fixed  in  the  manner   provided   in  the   By-laws  of  the
Corporation.   See attached list of directors

Dated as of December 23, 1998 to be effective January 1, 1999.


     RAMPART CAPITAL CORPORATION




     Original signed by Charles W. Janke Charles W. Janke, President

     Original signed by J. H. Carpenter J. H. Carpenter, Secretary

           DIRECTORS OF RAMPART CAPITAL CORPORATION



                                   C. W. JANKE
                            700 Louisiana, Suite 2510
                              Houston, Texas 77002

                                 J. H. CARPENTER
                            700 Louisiana, Suite 2510
                              Houston, Texas 77002

                                 JAMES J. JANKE
                            700 Louisiana, Suite 2510
                              Houston, Texas 77002